Exhibit 10.1

FIRST AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

This First Amendment to the Agreement for Purchase and Sale of Real Property ("Amendment") is made as of    8     of May, 2015 by DIAMEDIX CORPORATION, a Florida corporation (the "Seller"), and JOE MANAGEMENT, LLC, a Florida limited liability company (the "Buyer").

RECITALS

WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property with an effective date of Wednesday, March 25, 2015 (the “Agreement”) for the sale and purchase of certain real property more particularly described in the Agreement.

WHEREAS, Seller and Buyer desire to amend the terms of the Agreement as hereinafter set forth.

AGREEMENT

NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as well as the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:

1.            Recitals. The Recitals herein contained are true and correct and are made a part hereof.

2.            Examination Period.   Buyer and Seller agree to extend the Examination Period as stated in Section 1(e) of the Agreement to Friday, June 19, 2015.

3.            Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same Amendment. A signed copy of this Amendment delivered electronically to and by the parties shall serve as an original for all purposes.

4.            Nature of Amendment.  Except as modified or amended by this First Amendment, the Agreement shall remain in full force and effect and be binding on the parties in accordance with its terms.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns.  No additions or modifications of any term or provision of this First Amendment shall be effective unless set forth in writing, signed by the party against whom enforcement of such addition or modification is sought.

5.            Conflict. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the date set forth above.

SELLER:

DIAMEDEX CORPORATION, a Florida corporation

By:	/s/ Mohan Gopalkrishnan
Name:	Mohan Gopalkrishnan
Title:	Chief Executive Officer

Date:	May 8, 2015

BUYER:

JOE MANAGEMENT, LLC, a Florida limited liability company

By:	/s/ Lyle Stern
Name:	Lyle Stern
Title:	Manager

Date:	May 8, 2015

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